Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. TO PRESENT AT THE

BANK OF AMERICA MERRILL LYNCH INSURANCE CONFERENCE

Itasca, IL, February 9, 2011 — J. Patrick Gallagher, Jr., Chairman, President and CEO of Arthur J. Gallagher & Co. (NYSE: AJG), will speak at the annual Bank of America Merrill Lynch Insurance Conference in New York on Wednesday, February 16, 2011 at 11:10 a.m. (ET).

To listen to the live audio webcast of Mr. Gallagher’s presentation, log onto the conference Web site at https://www.veracast.com/webcasts/baml/insurance2011/id29113130.cfm.

A replay of this webcast will be available at the same URL within 24 hours following Mr. Gallagher’s presentation and remain archived at the same link through February 25, 2011.

Information distributed during Mr. Gallagher’s presentation will also be available on Arthur J. Gallagher & Co.’s Web site at http://www.ajg.com/presentations following his presentation.

It should be noted that Mr. Gallagher’s, or other of our executives’, remarks may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements Mr. Gallagher or other of our executives may make relating to our future results, future income and tax credits generated by our clean-energy facilities, and the future of the insurance or insurance brokerage industries. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, and significant uncertainties related to our clean-energy investments. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a more detailed discussion of these and other factors that could cause actual results to differ materially from those described in our forward-looking statements.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 16 countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants.

Contact: Marsha J. Akin-Investor Relations

(630) 285-3501/marsha_akin@ajg.com

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